EXHIBIT 23(ii)a

          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in Registration Statement No. 33-55201 our report dated January 27, 1995, relating to the consolidated statements of CBC Bancorp, Inc. and Subsidiaries (the "Company") appearing in the Company's 1994 Annual Report to Stockholders and in the Company's Annual Report on From 10-K for the year ended December 31, 1994, respectively. We also consent to the reference to us under the caption "Experts" in the Prospectus.


BDO Seidman
Valhalla, New York
February 22, 1995